Exhibit 10.3

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

Xilio Therapeutics, Inc.

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is dated as of February 10, 2025, by and between Xilio Therapeutics, Inc., a Delaware corporation (the “Company”), and AbbVie Inc., a Delaware corporation (“AbbVie”).

WHEREAS, concurrently herewith, the Xilio Development, Inc. (“Xilio Development”) and AbbVie have entered into an Option and License Agreement (the “License Agreement”) pursuant to which they have established a collaboration with respect to certain of the Company’s product development programs;

WHEREAS, concurrently herewith, the Company and AbbVie have entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which AbbVie has agreed to purchase from the Company shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”); and

WHEREAS, the Company and AbbVie wish to set forth in this Agreement certain terms and conditions regarding AbbVie’s ownership of Common Stock and certain other matters as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article 1

DEFINITIONS

1.1Definitions. For purposes of this Agreement:

1.1.1“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with a Person.

1.1.2“Beneficially Own” has the meaning specified in Rule 13d-3 promulgated under the Exchange Act.

1.1.3“Board” means the Board of Directors of the Company.

1.1.4“Business Day” means any day on which Nasdaq and commercial banks in the City of New York and the City of Chicago are open for business.

1.1.5“Change of Control” has the meaning set forth in Section 2.3.

1.1.6“Closing Date” means the Closing Date as defined in the Purchase Agreement.

1.1.7“Commission” means the United States Securities and Exchange Commission.

1.1.8“Commission Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

1.1.9“Commission Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

1.1.10“Common Stock” has the meaning set forth in the recitals.

1.1.11“Company Capitalization” means, as of any date of measurement, the total number of outstanding shares of voting capital stock of the Company.

1.1.12“Control,” including the terms “Controlling,” “Controlled by” and “under common Control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract or otherwise.

1.1.13“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), branch office, firm or other enterprise, association, organization or entity.

1.1.14“Equity Securities” means (a) any shares of Common Stock or preferred stock of the Company, and (b) any other security, financial instrument, certificate and other right (including options, futures, swaps and other derivatives) issued or, with respect to options, futures, swaps and other derivatives, contracted by the Company and representing, being exercisable, convertible or exchangeable into or for, or otherwise providing a right to acquire, directly or indirectly, any of the Equity Securities referred to in clause (a).

1.1.15“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.1.16“Final Prospectus” has the meaning set forth in Section 6.1.1.

1.1.17“Holder” means AbbVie or its permitted successors and assigns pursuant to Section 8.8 of this Agreement.

1.1.18“Indemnified Party” has the meaning set forth in Section 6.1.3.

1.1.19“Indemnifying Party” has the meaning set forth in Section 6.1.3.

1.1.20“Inspectors” has the meaning set forth in Section 7.1.

1.1.21“License Agreement” has the meaning set forth in the recitals.

1.1.22“Lock-up Period” has the meaning set forth in Section 3.1.

1.1.23“Lock-up Termination Date” has the meaning set forth in Section 5.1.1.

1.1.24“Nasdaq” means the Nasdaq Stock Market.

1.1.25“Person” means any individual, Entity or governmental authority.

1.1.26“Principal Market” means the Nasdaq Global Select Market; provided however, that in the event the Company’s Common Stock is ever listed or traded on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market or the Nasdaq Capital Market, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

1.1.27“Purchase Agreement” has the meaning set forth in the recitals.

1.1.28“Records” has the meaning set forth in Section 7.1.

1.1.29“Registrable Securities” means the shares of Common Stock purchased by AbbVie under the Purchase Agreement and any shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for or in replacement of such shares; provided, however, that securities shall cease to be Registrable Securities if they (a) have been disposed of pursuant to a registration statement declared effective by the Commission, (b) have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (c) may be sold or transferred without any volume limitations pursuant to Commission Rule 144.

1.1.30“Registration Expenses” means all expenses incurred by the Company in performing or complying with Article 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of the Company’s counsel and one counsel for AbbVie (which amount may not exceed $[**]), blue sky fees and accounting fees.

1.1.31“Registration Period” has the meaning set forth in Section 5.1.3.

1.1.32“Registration Statement” has the meaning set forth in Section 5.1.1.

1.1.33“Restricted Securities” means shares of Common Stock held by AbbVie or any of its Affiliates, or by any person to whom such shares are transferred by AbbVie, any of its Affiliates or any of their respective transferees, that are “restricted securities” as defined in Commission Rule 144.

1.1.34“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.1.35“Selling Expenses” means all underwriting discounts and selling commissions applicable to an offering involving Registrable Securities registered pursuant to Article 5.

1.1.36“Shares” means the Shares as defined in the Purchase Agreement.

1.1.37“Standstill” means the provisions set forth in Section 2.2.

1.1.38“Standstill Fall-Away” has the meaning set forth in Section 2.3.

1.1.39“Standstill Fall-Away Notice” has the meaning set forth in Section 2.3.

1.1.40“Standstill Period” has the meaning set forth in Section 2.1.

1.1.41“Underwritten Offering” has the meaning set forth in Section 5.3.2.

Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement.

Article 2

STANDSTILL

2.1Standstill Obligation. The standstill obligation, as set out in this Article 2, will be in effect for the period (the “Standstill Period”) beginning on the Closing Date and ending on the [**] anniversary of the Closing Date.

2.2Standstill Limitations. During the Standstill Period, AbbVie shall not and shall cause its Controlled Affiliates to not, without the prior express written consent of the Company, directly or indirectly:

2.2.1acquire any Equity Securities of the Company other than pursuant to the Purchase Agreement or in any other transaction with the Company;

2.2.2knowingly encourage or support a tender, exchange or other offer or proposal by a third party for an extraordinary transaction or series of related transactions resulting in an extraordinary transaction involving the Company;

2.2.3propose any (a) merger, consolidation, business combination, tender or exchange offer, purchase of substantially all of the Company’s consolidated assets or businesses, or similar extraordinary transaction or series of related transactions resulting in an extraordinary transaction involving the Company or (b) recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company (it being understood that AbbVie’s Chief Executive Officer, Chief Scientific Officer, Chief Business and Strategy Officer or other appropriate representative of AbbVie may contact the Company’s Chief Executive Officer and/or the Board on a non-public and non-committal basis in such a way that would not be reasonably likely to require the Company to disclose publicly any such matter described in clause (a) or (b));

2.2.4(a) publicly submit matters to, publicly request that matters be submitted to, or publicly request the convening of, a meeting of the stockholders of the Company, or (b) solicit proxies or consents, or become a participant in a solicitation in relation to matters submitted to a meeting of the stockholders of the Company, in each case of (a) and (b) without or against the recommendation or support by the Board; or

2.2.5(a) make public statements with respect to (unless legally obliged to do so) or (b) with the actual knowledge of AbbVie’s executive officers, provide assistance to, commit to, or discuss or enter into any agreement or arrangement with any party to do, any of the foregoing prohibited actions.

The foregoing standstill provisions shall not prohibit passive investments by a pension or employee benefit plan or trust for AbbVie’s employees.

2.3Standstill Fall-Away. The foregoing standstill provisions shall terminate automatically in the event that (a) the Company enters into, or publicly announces its intention to enter into, a definitive agreement to effect a business combination, merger or other extraordinary transaction that would, if consummated, result in more than 50% of the Company’s outstanding voting securities being owned by persons other than the current holders of such voting securities, or which would result in more than 50% of the Company’s consolidated assets being sold (such transaction, a “Change of Control”), (b) any third party commences, or publicly announces its intention to commence, a tender or exchange offer for more than 50% of the outstanding voting securities of the Company and (i) the Board fails to recommend prior to the date that is [**] after such commencement that the Company’s stockholders not tender their shares in such tender or exchange offer or (ii) such proposal has been publicly supported or recommended by the Board or (c) the Board publicly announces its intention to commence a process to seek a potential sale of the Company or all or substantially all of its assets (the “Standstill Fall-Away”) and the Company shall notify AbbVie of such Standstill Fall-Away event as promptly as practicable and in any event no later than [**] after such Standstill Fall-Away event (the “Standstill Fall-Away Notice”). Upon the Standstill Fall-Away, the Standstill obligations of AbbVie shall terminate. The Company shall not be required to specify in the Standstill Fall-Away Notice any information regarding any proposed transaction that has not been publicly disclosed.

2.4Material Non-Public Information. AbbVie acknowledges that the information contained in the Standstill Fall-Away Notice may, prior to the public announcement of such information, constitute material, non-public information of the Company. When receiving the Standstill Fall-Away Notice, AbbVie shall take all appropriate measures to ensure the confidentiality of such information.

Article 3

LOCK-UP

3.1Lock-Up Obligation. During the period beginning on the Closing Date and ending on the earliest of (a) [**] of the Closing Date, (b) the date the Company delivers a Standstill Fall-Away Notice, (c) the termination of the License Agreement in its entirety and (d) the termination of this Agreement pursuant to Section 8.5 (the “Lock-up Period”), AbbVie shall not, and shall cause its Affiliates not to, without the prior consent of the Company, transfer, sell or otherwise dispose of any Equity Securities held by AbbVie or any of its Affiliates, other than transfers, sales or dispositions permitted pursuant to Section 3.3.

3.2 [Reserved].

3.3Permitted Transfers. A transfer, sale or other divestment of Equity Securities by AbbVie or any of its Affiliates to any of its or their Affiliates shall be permitted and not be subject to the restrictions set out in Section 3.1 or Section 3.2, provided that (a) the obligations of AbbVie pursuant to this Agreement remain unaffected by the proposed transfer, sale or divestment, (b) the transferee agrees in writing to be bound by the restrictions set out in Section 3.1 and Section 3.2 in relation to the Equity Securities it received and the other obligations of AbbVie in relation to the Equity Securities under this Agreement, and (c) the relevant Equity

Securities will be re-transferred to AbbVie immediately prior to the transferee ceasing to be an Affiliate.

Article 4

ADDITIONAL COVENANTS

4.1Restrictions on Transfer.

4.1.1Subject to Article 5, the Shares will not be sold, pledged, or otherwise transferred, and the Company will not recognize and will issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except such sales, pledges or transfers as are executed in accordance with Article 5 or upon the conditions specified in this Section 4.1, which conditions are intended to ensure compliance with the provisions of the Securities Act. AbbVie, if effecting a transfer of Shares other than a sale pursuant to Commission Rule 144 or sale pursuant to a registration statement under the Securities Act, will cause any proposed purchaser, pledgee, or transferee of the Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 4.1.

4.1.2AbbVie consents to the Company making a notation in its records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer set forth in this Section 4.1.

4.1.3AbbVie agrees that before any proposed sale, pledge, or transfer of any Restricted Securities that is not effected pursuant to Commission Rule 144, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, AbbVie will give notice to the Company of its intention to effect such sale, pledge, or transfer. Each such notice will describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, will be accompanied at AbbVie’s expense by either: (a) a written opinion of legal counsel who will, and whose legal opinion will, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (b) a “no action” letter from the Commission to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto; or (c) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon AbbVie will be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by AbbVie to the Company and such securities will no longer constitute Restricted Securities for purposes of this Agreement. The Company will not require such a legal opinion or “no action” letter in any transaction in which AbbVie distributes Restricted Securities to an Affiliate of AbbVie for no consideration; provided that each such transferee agrees in writing to be subject to the terms of this Section 4.1. Each certificate or instrument evidencing the Restricted Securities transferred as above provided will bear, except if such transfer is made pursuant to Commission Rule 144, the appropriate restrictive legend set forth in Section 3.2.7 of the Purchase Agreement, except that such certificate will not bear such restrictive legend if, in the opinion of counsel for AbbVie and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act. The Company will take all actions necessary to have the lock-up legend set forth in Section 3.2.7 of the Purchase Agreement removed from all Restricted Securities on the day the Lock-up Period expires.

Article 5

REGISTRATION RIGHTS

5.1Registration Statements.

5.1.1If, at any time following the termination of the Lock-up Period (such date, the “Lock-up Termination Date”), AbbVie or any Holder holds any Registrable Securities, the Company shall, upon AbbVie’s written request, (a) [**] after the date of such request, file a registration statement on Form S-3, or, if the Company is not eligible to register such Registrable Securities on Form S-3, (b) [**] after the date of such request, file a registration statement on Form S-1, in each case covering the resale of the Registrable Securities for an offering to be made on a continuous basis pursuant to Commission Rule 415, or if Commission Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as AbbVie may reasonably specify, and will use commercially reasonable efforts to have such registration statement on Form S-3 or S-1 (either such registration statement, the “Registration Statement”) be declared effective [**] from clearing any comments from the Commission, and in any event [**] from the initial filing date of such Registration Statement ([**], in the event such Registration Statement is reviewed by the Commission). For purposes of clarification, any failure by the Company to file the Registration Statement by the applicable deadline set forth in this Section 5.1.1 shall not otherwise relieve the Company of its obligations to file the Registration Statement and to effect the registration of the Registrable Securities as set forth above in this Section 5.1.1.

5.1.2Notwithstanding the foregoing, if the Company furnishes to AbbVie a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such Registration Statement to become effective, because such action would (a) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (c) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, [**]; provided, however, that the Company may not invoke this right more than [**] in any [**]; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such period (other than (a) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (b) a registration relating to a Rule 145 transaction; or (c) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

5.1.3Registration Period. The Company will use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act for [**] (such period, the “Registration Period”).

5.2Company Obligations. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance.

5.2.1 At its expense the Company shall:

(a)	advise the Holders [**]:
(A)	when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;
(B)	of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;
(C)	of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;
(D)	of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E)

of the occurrence of any event that requires the making of any changes in the Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

(b)	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;
(c)

during the Registration Period, promptly deliver to each such Holder, without charge, as many copies of each prospectus included in a Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by a prospectus or any amendment or supplement thereto;

(d)

prior to any public offering of Registrable Securities pursuant to the Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by any such Registration Statement;

(e)

upon the occurrence of any event contemplated by Section 5.2.1(a)(E) above, except for such times as the Company is permitted hereunder to suspend the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)

otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission which could affect the sale of the Registrable Securities;

(g)

use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed;

(h)

use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Commission Rule 144;

(i)

permit counsel for AbbVie to review the Registration Statement and all amendments and supplements thereto (other than any supplements to a Registration Statement on Form S-1 solely for the purpose of incorporating other filings with the Commission into such Registration Statement and other than any amendment to a Registration Statement on Form S-1 for the purpose of converting such Registration Statement into a Registration Statement on Form S-3), within [**] prior to the filing thereof with the Commission; and

(j)

provided that, in the case of clause (i) above, the Company shall not be required (a) to delay the filing of the Registration Statement or any amendment or supplement thereto as a result of any ongoing diligence inquiry by or on behalf of a Holder or to incorporate any comments to the Registration Statement or any amendment or supplement thereto by or on behalf of a Holder if such inquiry or comments would require a delay in the filing of such Registration Statement, amendment or supplement, as the case may be, or (b) to provide, and shall not provide, AbbVie or its representatives with material, non-public information unless AbbVie agrees in writing to receive such information and enters into a written confidentiality agreement with the Company in a form reasonably acceptable to the Company.

5.3Investor Obligations.

5.3.1AbbVie shall furnish to the Company such information regarding AbbVie, and the distribution proposed by AbbVie, as the Company may reasonably request in writing and as shall be required in connection with the Registration Statement.

5.3.2In the event AbbVie intends to dispose of the Registrable Securities registered on the Registration Statement through an underwritten public offering (an “Underwritten Offering”), (a) the Company shall select the underwriter(s) of the Underwritten Offering that are reasonably acceptable to AbbVie and (b) each of the Company and AbbVie shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering; provided, that AbbVie shall not be required to make any representations and warranties to, or agreements with, any underwriter in a registration other than customary representations, warranties and agreements. Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any registration or Underwritten Offering pursuant to this Section 5.3.2 (a) during the period that is [**] before the Company’s good faith estimate of the date of filing of, and ending on a date that is [**] after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (c) if the Company has previously effected one Underwritten Offering pursuant to this Section 5.3.2.

5.4Registration Expenses. The Company shall pay all Registration Expenses incident to the performance of or compliance with Article 5 by the Company. AbbVie will bear any Selling Expenses based upon the sale of Registrable Securities.

Article 6

Indemnification.

6.1.1To the extent permitted by law, the Company shall indemnify AbbVie, each Holder, each director and officer of AbbVie or any Holder, and each Person controlling AbbVie or any Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.1.3 below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances in which they were made), or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse AbbVie, each Holder, each director and officer of AbbVie or any Holder and each Person controlling AbbVie or any Holder, for reasonable and documented legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by AbbVie for use in preparation of any registration statement, prospectus, amendment or supplement; provided further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of AbbVie to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the Registration Statement becomes effective or in an amended prospectus filed with the Commission pursuant to Rule 424(b) which meets the requirements of Section 10(a) of the Securities Act (each, a “Final Prospectus”), such indemnity shall not inure to the benefit of AbbVie or any such controlling Person, if a copy of a Final Prospectus furnished by the Company to AbbVie for delivery was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

6.1.2AbbVie will indemnify the Company, each of its directors and officers, and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.1.3 below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances in which they were made), and will reimburse the Company, such directors and officers, and each other Person controlling the Company for reasonable and documented legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by AbbVie expressly for use in any registration statement, prospectus, amendment or supplement.

6.1.3Each party entitled to indemnification under this Article 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

6.1.4If the indemnification provided for in this Article 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Article 7

Information AND ACCESS RIGHTS

7.1Information. So long as AbbVie and its Affiliates, directly or indirectly, Beneficially Own [**] of the Company’s outstanding Common Stock, the Company shall make available upon reasonable prior notice during normal business hours and for reasonable periods for inspection by AbbVie and by any attorney, accountant or other agent retained by AbbVie and who is reasonably acceptable to the Company (collectively, the “Inspectors”) all reasonably pertinent financial and other records and pertinent corporate documents and properties of the

Company (collectively, the “Records”), including with respect to each of the Company’s subsidiaries, and cause the Company’s officers, directors and, as deemed appropriate by the Company’s officers, other Company employees, and the independent public accountants who have certified its financial statements to make themselves reasonably available to discuss the business of the Company and to supply all information reasonably requested by AbbVie and the Inspectors, in each case as is reasonably necessary for the purpose of conducting due diligence with respect to the Company (including as related to the License Agreement); provided, however, that AbbVie shall agree to, and direct its Inspectors to, hold in strict confidence and shall not make any disclosure of any Record or other information which the Company determines in good faith to be confidential, and of which determination AbbVie and the Inspectors are so notified, unless (a) the disclosure of such Records is required under applicable Law, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, (c) the information in such Records has been previously publicly disclosed other than by disclosure in violation of this Section 7.1, or (d) the release or disclosure of such Records is required by applicable regulations or to a self-regulatory agency, and, to the extent permitted by applicable law and regulations, AbbVie provides the Company with notice of such disclosure, which notice shall be in advance to the extent practicable. Notwithstanding the foregoing, the Company shall not disclose material nonpublic information to AbbVie, or to advisors to or representatives of AbbVie, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides AbbVie, such advisors and such representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and AbbVie enters into an appropriate confidentiality agreement with the Company with respect thereto.

Article 8

MISCELLANEOUS

8.1Fees and Expenses. Except as provided in Section 5.4, each party shall pay all fees and expenses that it incurs (including on account of any of their respective advisers, counsel, accountants and other experts) in connection with the negotiation, preparation, execution and delivery of this Agreement and its performance under or compliance with the terms of this Agreement.

8.2Entire Agreement. This Agreement, the License Agreement, including the appendices and schedules attached thereto, and the Purchase Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

8.3Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing (whether or not specifically stated), shall specifically refer to this Agreement, and shall be addressed to the appropriate party at the address specified below or such other address as may be specified by such party in writing in accordance with this Section 8.3, and shall be deemed to have been given for all purposes (i) when received, if hand-delivered or sent by a reputable international expedited delivery service (with receipt confirmed), (ii) if given by e-mail, upon receipt of confirmation of receipt of an e-mail transmission (including automated confirmation of delivery) and (iii) five (5) Business Days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested. This Section 8.3 is not intended to govern the day-to-day business communications necessary between the parties in performing their obligations under the terms of this Agreement (for which e-mail or other methods of communications shall suffice).

If to the Company:	Xilio Therapeutics, Inc. Attention: Chief Financial Officer and Chief Operating Officer 828 Winter Street, Suite 300 Waltham, MA 02451 Email: [**]

With a copy to (which shall not constitute notice):	Wilmer Cutler Pickering Hale and Dorr LLP Attention: Cynthia T. Mazareas 60 State Street Boston, MA 02109 Email: [**]

If to AbbVie:	AbbVie Inc. 1 North Waukegan Road North Chicago, IL 60064 Attention: Executive Vice President, General Counsel and Secretary Email: [**]

With a copy to (which shall not constitute notice):	Latham & Watkins LLP Attention: Nathan Ajiashvili 1271 Avenue of the Americas New York, NY 10020 Email: [**]

8.4Amendments and Waivers. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by an authorized officer of each party. Any delay in enforcing a party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

8.5Termination. This Agreement shall simultaneously and automatically terminate in the event that (a) the License Agreement terminates in its entirety for any reason, (b) the Purchase Agreement is terminated if such termination occurs before the Closing Date, or (c) the Company consummates any merger, consolidation or similar transaction unless immediately following the consummation of such transaction the stockholders of the Company immediately prior to the consummation of such transaction continue to hold, as a result of their holding of outstanding Common Stock and other securities entitled to vote for the election of directors of the Company immediately prior to the consummation of such transaction, in aggregate more than 50% of the outstanding Common Stock and other securities entitled to vote for the election of directors of the surviving or resulting entity in such transaction. If not earlier terminated, this Agreement shall automatically terminate upon the tenth anniversary of the Closing Date. Notwithstanding anything to the contrary set forth herein, (A) the Company’s obligations under Article 5 of this Agreement shall survive until the earlier of (i) an event set forth in (c) above or (ii) such obligations are fully performed and discharged; and (B) if this Agreement has terminated as a result of AbbVie having terminated the License Agreement for convenience or the Company having terminated the License Agreement as a result of AbbVie’s material breach of the License Agreement, and an event set forth in (c) above has not occurred, AbbVie’s obligations in Article 3 shall survive until terminated as set forth in Article 3, and AbbVie’s obligations in Article 4 shall survive until terminated as set forth in Article 4.

8.6Construction; Headings. The terms “includes,” “including,” “include” and derivative forms of them shall be deemed followed by the phrase “without limitation” (regardless of whether it is actually written (and drawing no implication from the actual inclusion of such phrase in some instances after such terms but not others)) and the term “or” has the inclusive meaning represented by the phrase “and/or” (regardless of whether it is actually written (and drawing no implication from the actual use of the phrase “and/or” in some instances but not in others)). Unless specified to the contrary, references to Articles or Sections shall refer to the particular Articles or Sections of or to this Agreement. The word “day,” “quarter” or “year” (and derivatives thereof, e.g., “quarterly”) shall mean a calendar day, calendar quarter or calendar year unless otherwise specified. The word “hereof,” “herein,” “hereby” and derivative or similar word refers to this Agreement. The words “will” and “shall” shall have the same obligatory meaning. Provisions that require that a party or parties hereunder “agree,” “consent” or

“approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter or otherwise. Words of any gender include the other gender. Words using the singular or plural number also include the plural or singular number, respectively. References to any specific law or article, section or other division thereof, shall be deemed to include the then-current amendments or any replacement law thereto, and any rules and regulations promulgated thereunder. All dollar-denominated amounts herein are in United States dollars. This Agreement has been prepared jointly and shall not be strictly construed against either party. Ambiguities, if any, in this Agreement shall not be construed against either party, irrespective of which party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

8.7Further Assurances. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

8.8Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other party, provided, however, that AbbVie may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to AbbVie. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

8.9Third Party Beneficiaries. This Agreement is not intended to and shall not be construed to give any third party any interest, rights (including any third-party beneficiary rights) remedies, obligations, or liabilities with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except as expressly provided in this Agreement.

8.10Governing Law. This Agreement shall be governed by and construed under the substantive laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

8.11WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

8.12Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of AbbVie and the Company will be entitled to seek specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.13Attorneys’ Fees. In the event that any action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, each party shall bear its own fees, costs and expenses of enforcing any right of such party under or with respect to this Agreement.

8.14Counterparts; Electronic Execution. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file (including any “.pdf” including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., a signature applied with DocuSign), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.15Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by an arbitrator or by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the parties when entering into this Agreement may be realized.

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IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be duly executed by their respective authorized signatories as of February 10, 2025.

Xilio Therapeutics, Inc.

By:	/s/ René Russo
	Name:	René Russo
	Title:	President and Chief Executive Officer

AbbVie Inc.

By:	/s/ Lindsey Bristow
	Name:	Lindsey Bristow
	Title:	SVP, Tax

Signature Page to Investor Rights Agreement